UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2015

Pandora Media, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35198	94-3352630
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2101 Webster Street, Suite 1650
Oakland, CA 94612
(Address of principal executive offices, including zip code)

(510) 451-4100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 29, 2015, the Board of Directors (the “Board”) of Pandora Media, Inc. (the “Company”) voted to increase the size of the Board to nine directors and to appoint Ms. Mickie Rosen to the Board and Nominating and Corporate Governance Committee (“NCGC”) of the Company to fill the vacancy created by such increase to the Board.  Ms. Rosen was designated as a new Class I director.

Consistent with the Company’s non-employee director compensation currently in effect, Ms. Rosen will receive pro-rated cash retainers for her Board and NCGC service (which are currently $40,000 and $5,000, respectively, on an annual basis). The Board approved an equity grant of 7,355 shares of restricted stock units to Ms. Rosen, which will vest in full on the earlier of June 4, 2016 or the date of the 2016 Annual Meeting of Stockholders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PANDORA MEDIA, INC.

Dated: September 30, 2015	By:	/s/ Stephen Bené
Stephen Bené
General Counsel and Corporate Secretary